EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We have issued our report dated February 18, 2005 accompanying the consolidated financial statements of Kitty Hawk, Inc. and Subsidiaries appearing in the Company’s Annual Report on Form 10-K, for the year ended December 31, 2004, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.
/s/ Grant Thornton LLP
Dallas, Texas
August 2, 2005